UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2015, Grandparents.com, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with certain investors (the “Purchasers”) and raised gross proceeds of $1,750,000 (the “Offering”), including the conversion by Mel Harris, a member of the Company’s board of directors, security holder and advisor to the Company, of the $450,000 principal amount of his convertible note issued on April 28, 2015. Under the terms of the Agreement, the Purchasers purchased an aggregate amount of 875,000 shares of  the Company’s Series C Redeemable Convertible 7.5% Preferred Stock, par value $0.01 per share (the “Preferred Stock”) at a per share purchase price of $2.00. Each share of Preferred Stock is convertible into ten shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such shares of Common Stock issuable upon the conversion of the shares of Preferred Stock, the “Conversion Shares”).

In addition, the Purchasers received warrants (the “Warrants”) representing the right to acquire an aggregate of 4,375,000 shares of the Common Stock at an exercise price of $0.30 per share (the “Warrant Shares”), subject to adjustment, for a period of ten years from the date of issuance. Under certain circumstances, the holder of the Warrant may elect to exercise the warrant through a cashless exercise.

Under the Agreement, the Company shall prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Conversion Shares and Warrant Shares.  The automatic registration right is subject in priority in all respects to the obligations of the Company under that certain credit agreement between the Company and VB Funding, LLC, dated July 8, 2015 and amended on August 20, 2015.

Additionally, the Company granted piggyback registration rights to the Purchasers in connection with the Conversion Shares and Warrant Shares on subsequent registration statements filed by Company, subject to certain exceptions.

The foregoing descriptions of the Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the Agreement and Form of Warrant to be filed as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Agreement, on September 28, 2015, the Company filed a Certificate of Designation of the Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Preferred Stock issued by the Company.

Each share of Preferred Stock has a stated value of $2.00 (the “Stated Value”). Each share of the Preferred Stock is convertible, at any time at the option of the holder, into ten shares of Common Stock at a conversion price of $0.20 per share (the “Conversion Price”), subject to adjustment. Each share of Preferred Stock earns dividends at the rate of 7.5% of the Stated Value, 2.5% of which dividend is payable in cash, and 5.0% will be payable in the form of Common Stock, on a quarterly basis, at $0.20 per share. Accrued and unpaid dividends do not bear interest.

The Preferred Stock has a liquidation preference over Common Stock, and voting rights equal to the number determined by dividing the Stated Value by the Conversion Price then in effect. Holders vote together with the holders of Common Stock as a single class.

The Company may redeem the Preferred Stock at any time, at a price equal to the Stated Value per share plus any unpaid dividends. Alternatively, upon the election of the holder, the Company may convert shares of the Preferred Stock into shares of Common Stock. In addition, the Company is required to redeem the Preferred Stock on the tenth anniversary of the original issue date.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation, Preferences and Rights of Series C Redeemable Convertible 7.5% Preferred Stock

10.1	Securities Purchase Agreement, dated September 29, 2015, by and among Grandparents.com, Inc. and the investors named therein

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer